                                                                      Exhibit 99

                                                              [SANMINA-SCI LOGO]

PRESS RELEASE

CONTACTS:
Mark Lustig
Senior Vice President of Finance and
Acting Chief Financial Officer

Paige Bombino
Investor Relations
(408) 964-3610


FOR IMMEDIATE RELEASE

                   SANMINA-SCI ANNOUNCES THIRD QUARTER RESULTS

SAN JOSE, CA (JULY 20, 2004) -- Sanmina-SCI Corporation (NASDAQ NM: SANM), a leading global electronics manufacturing services (EMS) company, today reported financial results for its third quarter ended June 26, 2004. A reconciliation from pro forma to GAAP results is contained in the attached financials and is available on the Investor Relations section of our website at www.sanmina-sci.com.

THIRD QUARTER FISCAL 2004 HIGHLIGHTS INCLUDE:

o    REVENUES OF $3.07 BILLION IN LINE WITH COMPANY GUIDANCE

o PRO FORMA EPS OF $0.07 AT THE HIGH-END OF COMPANY GUIDANCE AND ABOVE STREET CONSENSUS

o    INVENTORY TURNS INCREASED TO 10.4X

o    EXPANSION THROUGH ACQUISITION STRENGTHENS COMPANY'S PRESENCE IN ASIA

o    REDUCING CAPACITY AS A RESULT OF ACHIEVING GREATER EFFICIENCIES


SUMMARY OF PRO FORMA FINANCIAL RESULTS
(Excludes restructuring, integration, impairment, other infrequent or unusual items and non-cash interest and amortization expense. Please note that we have excluded non-cash interest and amortization expense from our pro forma operating results to enhance comparability with other companies in the EMS industry.)

(In thousands, except per share data)        Q3:04         Q3:03        9MOS04        9MOS03
Revenue                                 $3,069,783    $2,648,907    $8,902,450    $7,629,421
Operating Margin                               2.2%          1.5%          2.1%          1.2%
Operating Income                        $   68,760    $   39,988    $  182,781    $   93,151
Net Income                              $   34,388    $    6,418    $   87,157    $   14,319
Earnings per share - diluted            $     0.07    $     0.01    $     0.16    $     0.03

Sanmina-SCI Corporation
July 20, 2004

SUMMARY OF GAAP FINANCIAL RESULTS
(Includes restructuring, integration, impairment, other infrequent or unusual items and non-cash interest and amortization expense.)

(In thousands, except per share data)      Q3:04         Q3:03         9MOS04         9MOS03
Revenue                                 $3,069,783    $2,648,907     $8,902,450     $7,629,421
Operating Margin                               1.5%          0.7%           0.7%          (0.2)%
Operating Income (loss)                 $   46,500    $   17,997     $   61,228     $  (12,478)
Net Income (loss)                       $   11,351    $  (12,174)    $  (16,736)    $  (51,504)
Earnings (loss) per share - basic       $    0.02     $    (0.02)    $    (0.03)    $    (0.10)
Earnings (loss) per share - diluted     $    0.02     $    (0.02)    $    (0.03)    $    (0.10)

PRO FORMA FINANCIAL PERFORMANCE IN THE THIRD QUARTER
For the quarter ended June 26, 2004, Sanmina-SCI reported revenues of $3.07 billion, an increase of 7.2% from $2.86 billion in the second quarter ended March 27, 2004, and an increase of 15.9% from $2.65 billion in the third quarter ended June 28, 2003. Operating income was $68.8 million, an increase of 21.1% over the prior quarter and up 72.0% over the same period last year.

For the third quarter of fiscal 2004 the company reported a pro forma net income of $34.4 million, or $0.07 pro forma diluted earnings per share, compared to pro forma net income of $6.4 million, or $0.01 pro forma diluted earnings per share for the same period a year ago. Pro forma financial results do not include restructuring, integration, impairment, other infrequent or unusual items and non-cash interest and amortization expense.

In the third quarter ended June 26, 2004, financial management ratios strengthened over the second quarter ended March 27, 2004 as cash cycle days improved to 31 days, inventory turns improved to 10.4x from 9.3x, and DSO improved 5 days to 47 days.

At June 26, 2004, the Company reported $1 billion in cash and short-term investments. At quarter-end, the Company reported a current ratio of 2.0, working capital of $2.2 billion, and stockholders' equity of $3.3 billion.

Jure Sola, Chairman and Chief Executive Officer of Sanmina-SCI, said, "Our results this quarter are primarily due to growth in key customer end-markets and increased demand for our high-end EMS product programs. We believe the company's expanding revenue base and continuing success in meeting its strategic goals are due to best-in-class engineering, advanced technology, vertical integration manufacturing, and diversified target markets. These world-class capabilities provide the company with a significant strategic advantage."

COMPANY ANNOUNCES RESTRUCTURING
Sanmina-SCI plans to take capacity out of its North American and Western European operations, and will incur a restructuring charge of up to approximately $100 million.

"Our Eastern European, Latin American and Asian operations are operating more efficiently than previously forecast. As a result, we plan to realign our manufacturing operations in high-cost locations, and leverage our expanding capacity and technical capabilities in more cost-efficient regions such as Eastern Europe, Latin America and Asia," said Sola. "During the quarter we announced that we will acquire a printed circuit board (PCB) fabrication company in Asia, in turn expanding our capabilities in the region and strengthening market opportunities. We fully expect our restructuring efforts and previously announced acquisition to enable the Company to provide superior service to our customers worldwide, accelerating their transition of manufacturing requirements to lower-cost locations while allowing us to meet our financial growth objectives," concluded Sola.


COMPANY OUTLOOK
Sanmina-SCI reaffirms fourth quarter fiscal 2004 revenue to be in the range of $3.1 billion to $3.3 billion, and pro forma diluted earnings per share to be between $0.08 to $0.10 before integration, restructuring


                                     -more-

Sanmina-SCI Corporation
July 20, 2004
Page 3


and impairment charges, other infrequent or unusual items and non-cash interest and amortization expense.

PRO FORMA FINANCIAL INFORMATION
In addition to disclosing operating results determined in accordance with generally accepted accounting principles (GAAP), Sanmina-SCI also provides pro forma operating results that exclude certain items. Management utilizes pro forma operating results as a performance measure and furnishes the information in order to provide investors with additional information to analyze the Company's operating results and facilitate period-to-period comparisons.

COMPANY CONFERENCE CALL INFORMATION Sanmina-SCI will be holding a conference call regarding this announcement on Tuesday, July 20, 2004 at 5:00 p.m. EDT (2:00 p.m. PDT). The access numbers are: domestic 877-273-6760 and international: 706-634-6605. The conference will be broadcast live over the Internet. Log onto the live webcast at http://www.firstcallevents.com/service/ajwz407842903gf12.html. Additional information in the form of a slide presentation is available by logging onto Sanmina-SCI's website at www.sanmina-sci.com. A replay of today's conference call will be available for 48-hours. The access numbers are: domestic 800-642-1687 and international: 706-645-9291, access code: 8398215.

ABOUT SANMINA-SCI
Sanmina-SCI Corporation (NASDAQ: SANM) is a leading electronics contract manufacturer serving the fastest-growing segments of the global electronics manufacturing services (EMS) market. Recognized as a technology leader, Sanmina-SCI provides end-to-end manufacturing solutions, delivering superior quality and support to large OEMs primarily in the communications, defense and aerospace, industrial and medical instrumentation, computer technology and multimedia sectors. Sanmina-SCI has facilities strategically located in key regions throughout the world. Information about Sanmina-SCI is available at www.sanmina-sci.com.

SANMINA-SCI SAFE HARBOR STATEMENT
The foregoing, including the discussion regarding the company's future prospects, contains certain forward-looking statements that involve risks and uncertainties, including uncertainties associated with economic conditions in the electronics industry, particularly in the principal industry sectors served by the company, changes in customer requirements and in the volume of sales to principal customers, the ability of Sanmina-SCI to effectively assimilate acquired businesses and achieve the anticipated benefits of its acquisitions, and competition and technological change. The company's actual results of operations may differ significantly from those contemplated by such forward-looking statements as a result of these and other factors, including factors set forth in the company's fiscal year 2003 Annual Report on Form 10-K filed on December 9, 2003 and Form 10-Q filed on May 11, 2004, with the Securities Exchange Commission.


                           -FINANCIAL TABLES FOLLOW-

PRESS RELEASE FINANCIALS                                             SANMINA-SCI
                                                         2700 North First Street
                                                              San Jose, CA 95134
                                                                  (408) 964-3500

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                    Three Months Ended June 26, 2004          Three Months Ended June 28, 2003
                                                 ---------------------------------------   ---------------------------------------
                                                  Pro forma     Pro forma                   Pro forma     Pro forma
                                                     (1)       Adjustments      GAAP           (1)       Adjustments      GAAP
                                                 -----------   -----------   -----------   -----------   -----------   -----------
Net sales                                        $ 3,069,783            --   $ 3,069,783   $ 2,648,907            --   $ 2,648,907
Cost of sales                                      2,911,260            --     2,911,260     2,529,271            --     2,529,271
                                                 -----------   -----------   -----------   -----------   -----------   -----------

   Gross profit                                      158,523            --       158,523       119,636            --       119,636

Operating expenses:
   Selling, general and administrative                82,437         2,591        85,028        77,220         1,700        78,920
   Research and development                            7,326            --         7,326         2,428            --         2,428
   Amortization of intangibles                            --         2,059         2,059            --         1,626         1,626
   Integration costs                                      --           261           261            --         1,889         1,889
   Restructuring costs                                    --        17,349        17,349            --        16,776        16,776

                                                 -----------   -----------   -----------   -----------   -----------   -----------
     Total operating expenses                         89,763        22,260       112,023        79,648        21,991       101,639

                                                 -----------   -----------   -----------   -----------   -----------   -----------
Operating income (loss)                               68,760       (22,260)       46,500        39,988       (21,991)       17,997

Other income (expense), net                          (21,653)      (15,198)      (36,851)      (30,405)       (5,762)      (36,167)

                                                 -----------   -----------   -----------   -----------   -----------   -----------
Income (loss) before provision for income taxes       47,107       (37,458)        9,649         9,583       (27,753)      (18,170)

Provision (benefit) for income taxes                  12,719       (14,421)       (1,702)        3,165        (9,161)       (5,996)

                                                 -----------   -----------   -----------   -----------   -----------   -----------
Net income (loss)                                $    34,388   $   (23,037)  $    11,351   $     6,418   $   (18,592)  $   (12,174)
                                                 ===========   ===========   ===========   ===========   ===========   ===========

Earnings (loss) per share:
   Basic                                         $      0.07                 $      0.02   $      0.01                 $     (0.02)
   Diluted                                       $      0.07                 $      0.02   $      0.01                 $     (0.02)

Shares used in computing per share amounts:
   Basic                                             517,173                     517,173       510,372                     510,372
   Diluted                                           528,275                     528,275       513,952                     510,372

(1) Pro forma results of operations exclude restructuring and integration costs, impairment and other infrequent or unusual charges and non-cash interest and amortization expense.

PRESS RELEASE FINANCIALS                                             SANMINA-SCI
                                                         2700 North First Street
                                                              San Jose, CA 95134
                                                                  (408) 964-3500

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                     Nine Months Ended June 26, 2004           Nine Months Ended June 28, 2003
                                                 ---------------------------------------   ---------------------------------------
                                                  Pro forma     Pro forma                   Pro forma     Pro forma
                                                     (1)       Adjustments      GAAP           (1)       Adjustments      GAAP
                                                 -----------   -----------   -----------   -----------   -----------   -----------
Net sales                                        $ 8,902,450            --   $ 8,902,450   $ 7,629,421            --   $ 7,629,421
Cost of sales                                      8,457,637            --     8,457,637     7,296,105            --     7,296,105
                                                 -----------   -----------   -----------   -----------   -----------   -----------

   Gross profit                                      444,813            --       444,813       333,316            --       333,316

Operating expenses:
   Selling, general and administrative               240,787         2,591       243,378       232,544         1,700       234,244
   Research and development                           21,245            --        21,245         7,621            --         7,621
   Amortization of intangibles                            --         6,460         6,460            --         4,863         4,863
   Integration costs                                      --         4,043         4,043            --         8,248         8,248
   Restructuring costs                                    --       108,459       108,459            --        90,818        90,818

                                                 -----------   -----------   -----------   -----------   -----------   -----------
    Total operating expenses                         262,032       121,553       383,585       240,165       105,629       345,794

                                                 -----------   -----------   -----------   -----------   -----------   -----------
Operating income (loss)                              182,781      (121,553)       61,228        93,151      (105,629)      (12,478)

Other income (expense), net                          (63,389)      (27,200)      (90,589)      (71,788)        7,395       (64,393)

                                                 -----------   -----------   -----------   -----------   -----------   -----------
Income (loss) before provision for income taxes      119,392      (148,753)      (29,361)       21,363       (98,234)      (76,871)

Provision (benefit) for income taxes                  32,235       (44,860)      (12,625)        7,044       (32,411)      (25,367)

                                                 -----------   -----------   -----------   -----------   -----------   -----------
Net income (loss)                                $    87,157   $  (103,893)  $   (16,736)  $    14,319   $   (65,823)  $   (51,504)
                                                 ===========   ===========   ===========   ===========   ===========   ===========

Earnings (loss) per share:
   Basic                                         $      0.17                 $     (0.03)  $      0.03                 $     (0.10)
   Diluted                                       $      0.16                 $     (0.03)  $      0.03                 $     (0.10)

Shares used in computing per share amounts:
   Basic                                             515,159                     515,159       509,891                     509,891
   Diluted                                           529,366                     515,159       512,111                     509,891

(1) Pro forma results of operations exclude restructuring and integration costs, impairment and other infrequent or unusual charges and non-cash interest and amortization expense.

PRESS RELEASE FINANCIALS                                             SANMINA-SCI
                                                         2700 North First Street
                                                              San Jose, CA 95134
                                                                  (408) 964-3500

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                     (GAAP)

                                                             June 26,            September 27,
                                                               2004                  2003
                                                            ----------            ----------
                                                            (Unaudited)         (Derived from
ASSETS                                                                        audited financials)

Current assets:
   Cash and short-term investments                          $1,021,326            $1,082,988
   Accounts receivable, net                                  1,658,448             1,576,392
   Inventories, net                                          1,119,858               977,799
   Deferred income taxes                                       426,255               421,478
   Prepaid and other current assets                            106,191               109,862
                                                            ----------            ----------

      Total current assets                                   4,332,078             4,168,519

Property, plant and equipment, net                             811,958               902,868
Goodwill                                                     2,248,486             2,223,422
Long-term investments                                           17,108                15,614
Deposits and other                                             119,192               139,833
                                                            ----------            ----------

      Total assets                                          $7,528,822            $7,450,256
                                                            ==========            ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Current portion of long-term debt                        $    2,884            $    3,489
   Accounts payable                                          1,615,993             1,506,998
   Accrued liabilities and other                               343,062               394,906
   Accrued payroll and related benefits                        173,755               130,660
                                                            ----------            ----------

      Total current liabilities                              2,135,694             2,036,053

Long-term liabilities:
   Convertible subordinated debentures                       1,122,496             1,103,537
   Long-term debt                                              781,985               822,093
   Deferred income taxes                                        88,870                90,294
   Other                                                        70,362                75,025

Total stockholders' equity                                   3,329,415             3,323,254
                                                            ----------            ----------
      Total liabilities and stockholders' equity            $7,528,822            $7,450,256
                                                            ==========            ==========

PRESS RELEASE FINANCIALS                                             SANMINA-SCI
                                                         2700 North First Street
                                                              San Jose, CA 95134
                                                                  (408) 964-3500

                            FORWARD LOOKING GUIDANCE
                       THREE MONTHS ENDED OCTOBER 2, 2004
                     (IN BILLIONS, EXCEPT PER SHARE AMOUNTS)



Net sales                                  $3.1 - $3.3

Pro forma earnings per share (1)          $0.08 - $0.10



(1) Forward looking guidance for the quarter ended October 2, 2004 is provided only on a pro forma basis. The comparable GAAP earnings or loss per share amount is not accessible due to inherent difficulties in predicting certain expenses and gains affecting GAAP earnings or loss, such as the amount and timing of Sanmina-SCI's restructuring costs, as well as debt security repurchases, if any, that could result in gains or losses reported in GAAP earnings.